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                                                                    EXHIBIT 3.8

                            CERTIFICATE OF FORMATION

                                       OF

                      UBS PREFERRED FUNDING COMPANY LLC V

                  This Certificate of Formation of UBS Preferred Funding Company LLC V (the "LLC"), dated as of December 12, 2002, is being duly executed and filed by Jonathon A. Redwood, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C.
Section 18-101, et seq.).

                  FIRST. The name of the limited liability company formed hereby is UBS Preferred Funding Company LLC V.

                  SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801.

                  THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                                     /s/ Jonathon A. Redwood
                                                     ---------------------------
                                                     Jonathon A. Redwood
                                                     Authorized Person